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                                                                    EXHIBIT 99.1

NEWS RELEASE




MEDIA CONTACTS:                             INVESTOR RELATIONS:
Secret F. Wherrett                          Tania C. Almond
Digex, Inc.                                 Digex, Inc.
240.456.3556                                240.456.3800
secret.wherrett@digex.com                   tania.almond@digex.com


Digex Reports First Quarter Results
EBITDA Loss Improves 44% Year-Over-Year


LAUREL, MD., APRIL 24, 2002 - Digex, Incorporated (Nasdaq: DIGX), the leading managed hosting provider for business on the Internet, today announced revenue of $51.8 million for the quarter-ended March 31, 2002, compared with $53.1 million a year ago. Managed servers totaled 3,420 with average monthly revenue per server of $4,638. EBITDA* losses totaled $7.8 million in the quarter with net loss available to common stockholders totaled $51.4 million, or $0.80 per share.

"We continue to add high-quality enterprise customers through a tough business environment," said Mark Shull, president and CEO of Digex. "As previously announced, we were pleased to gain WorldCom's formal approval of Digex's 2002 business plan, as it relates to WorldCom's funding commitment to Digex."

"Year-over-year we had another solid quarter for new customer additions, as Digex and WorldCom added 56 new customers in the quarter," said John Callari, senior vice president of sales. New customers include: Benjamin Moore & Co., Bureau of National Archives and Records Administration, Centridge Payment Systems, Charles Schwab & Co., Chemicon International, Docent, Henry Ford Museum, Lateral Payments, Mexican Tourism Board, NOPI, Nestle Ice Cream Company LLC, Owens Corning, Reptron, U.S. State Department and U.S. Venture Exchange. A number of customers also upgraded or renewed their services with Digex including: Blue Shield of California, Elogex, John Hancock Life Insurance Company, Kraft Foods, Miller Brewing Company, netCOMPONENTS, Inc., Novartis Pharma AG, PBHG Funds and Persimmon Research Partners.

"One of Digex's first quarter achievements includes being listed in the Leaders quadrant in Gartner, Inc.'s latest North American Web Hosting Magic Quadrant#," said Rebecca Ward, president of marketing, product management and engineering at Digex. "To be placed in the Leaders quadrant, a Web hosting provider must demonstrate strength in both vision and execution. Digex has been placed in the Leaders quadrant for the second year in a row. More importantly, however, we believe that our strong vision and offerings translate to successful delivery of quality solutions to our customers year after year."

ADDITIONAL QUARTERLY HIGHLIGHTS FOR DIGEX INCLUDE:
o Achieved SYSTRUST CERTIFICATION after completing a rigorous assessment of its production environment for supporting customer Web operations. Developed and administered by the American Institute of Certified Public Accountants (AICPA), the SysTrust examination is designed to encompass four key principles (integrity, security, availability, and maintainability) and criteria for system reliability. Of


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     these principles, security, availability and maintainability are applicable to the services Digex provides. Ernst & Young LLP conducted Digex's SysTrust examination.

o Launched CUSTOMER FURNISHED EQUIPMENT (CFE) program, which enables clients to gain the benefits of a managed solution and obtain high value with equipment they already own. The program allows clients to take advantage of the full range of Digex's managed hosting using their previous investments.

o Continued its industry leading ROI PROGRAM in Q1, working with over 40 clients or prospects throughout the quarter, and adding new functionality to help customers model and understand the economics of hosting. New functionalities include an international model, the ability to include client-furnished equipment, and a more precise in-house headcount model.

o Engineered the Digex Managed Linux solution using RED HAT LINUX 7.2. As Linux rapidly becomes a mainstream operating system in all sizes of organizations, Digex is now fully able to provide its core suite of SmartServices and value-added services on a Linux platform to meet the growing demand.


FINANCIAL HIGHLIGHTS FOR DIGEX INCLUDE:

o SG&A expense, including provision for doubtful accounts, as a percentage of total revenue was 58.3%, down 1,176 basis points from the year-ago level, and declined in absolute dollars by approximately $7.0 million or 18.8%

o Capital investments for the quarter totaled $15.2 million, down 48% from the year-ago level

o Quota-carrying salespeople totaled 161 for the quarter up from 128 in the year-ago quarter

o Total employees ending March 31, 2002 was 1,293, compared with 1,455 in the year-ago period

                                   1Q02      4Q01      3Q01      2Q01      1Q01
REVENUE MIX BY CUSTOMER TYPE:
     Enterprise                    81%       78%       75%       73%       73%
     Startup                       19%       22%       25%       27%       27%

Note: Startup is combination of previously reported Internet-centric and ASP/other channels segments

CUSTOMER DATA:
     Gross Adds                    56        80        82        74        33
     Customers (Net)              599       601       601       603       631
     Avg. Annualized Rev/Cust  $325,000  $324,000  $319,000  $333,000  $335,000

Churn (Revenue)                   4.9%      4.6%      4.3%      7.5%      2.6%

Quarterly Conference Call
Digex will host a conference call on Wednesday, April 24th, at 4:30 p.m. EDT to review its first quarter results. To participate on this call, please dial (800) 779-5318 or (712) 257-2476 (International), passcode "DIGEX" (the operator will ask for this passcode). In addition, you may listen to a live audio webcast of this call by going to HTTP://WWW.E-MEETINGS.WCOM.COM. Click on "Join Event - Audio Streaming". Type in the conference ID: 3349857 and passcode: "DIGEX". Enter your participant information, check the box to accept the terms and conditions, and then select "Proceed" to be joined to the call.

A replay of the call will be available from Wednesday, April 24, 2002 at 7:00 p.m. EDT through Wednesday, May 1, 2002 at 5:00 p.m. EDT by dialing (800) 944-2125 or


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(402) 220-6012 (International). A replay of the audio webcast will be available for 30 days by going to HTTP://WWW.E-MEETINGS.WCOM.COM and following the directions listed above. You can also listen to an archive of the call by visiting our website at HTTP://WWW.DIGEX.COM/INVESTORS.HTM and clicking on the Audio Archive link.

FORWARD LOOKING STATEMENTS
Statements contained in this news release regarding expected financial results and other planned events are forward looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Digex's services and the ability of Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or technological conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's annual 10K filing, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

ABOUT DIGEX
Digex is the leading managed hosting provider for business on the Internet. Digex customers, from mainstream enterprise corporations to Internet-based businesses, leverage Digex's services to deploy secure, scaleable, high performance business solutions, including electronic retailing, online financial services, online procurement and customer self-service applications. Digex also offers value-added enterprise and professional services, including performance and security testing, monitoring, reporting and networking services. Additional information on Digex is available at WWW.DIGEX.COM.

                      ABOUT THE WORLDCOM-DIGEX AFFILIATION
--------------------------------------------------------------------------------
The WorldCom-Digex affiliation strategically combines the custom managed Web and application hosting expertise of Digex with the shared, dedicated and colocation hosting technologies of WorldCom to offer businesses of all sizes the full continuum of secure, dependable hosting services. Powered by the reach and reliability of the facilities-based WorldCom global network, the WorldCom-Digex affiliation rapidly delivers scalable, high-availability outsourced solutions that enable companies throughout North America, Europe and Asia to better focus on their core business.

*EBITDA BEFORE CERTAIN CHARGES CONSISTS OF EARNINGS (NET LOSS) BEFORE INTEREST EXPENSE, INTEREST INCOME AND OTHER, MERGER RELATED EXPENSES, FOREIGN EXCHANGE GAIN OR LOSS, INCOME TAXES, DEFERRED COMPENSATION, DEPRECIATION, AND AMORTIZATION. EBITDA BEFORE CERTAIN CHARGES DOES NOT REPRESENT FUNDS AVAILABLE FOR MANAGEMENT'S DISCRETIONARY USE AND IS NOT INTENDED TO REPRESENT CASH FLOW FROM OPERATIONS. EBITDA BEFORE CERTAIN CHARGES SHOULD ALSO NOT BE CONSTRUED AS A SUBSTITUTE FOR OPERATING INCOME OR A BETTER MEASURE OF LIQUIDITY THAN CASH FLOW FROM OPERATING ACTIVITIES, WHICH ARE DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THIS CAPTION EXCLUDES COMPONENTS THAT ARE SIGNIFICANT IN UNDERSTANDING AND ASSESSING THE RESULTS OF OPERATIONS AND CASH FLOWS. IN ADDITION, EBITDA BEFORE CERTAIN CHARGES IS NOT A TERM DEFINED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND AS A RESULT EBITDA BEFORE CERTAIN CHARGES MAY NOT BE COMPARABLE TO SIMILARLY TITLED MEASURES USED BY OTHER COMPANIES. HOWEVER, THE COMPANY BELIEVES THAT EBITDA BEFORE CERTAIN CHARGES IS RELEVANT AND USEFUL INFORMATION THAT IS OFTEN REPORTED AND WIDELY USED BY ANALYSTS, INVESTORS AND OTHER INTERESTED PARTIES IN THE WEB SITE AND APPLICATION HOSTING INDUSTRY. ACCORDINGLY, THE COMPANY IS DISCLOSING THIS INFORMATION TO PERMIT A MORE COMPREHENSIVE ANALYSIS OF THE COMPANY'S OPERATING PERFORMANCE, AS AN ADDITIONAL MEANINGFUL MEASURE OF PERFORMANCE AND LIQUIDITY, AND TO PROVIDE ADDITIONAL INFORMATION WITH RESPECT TO THE COMPANY'S ABILITY TO MEET FUTURE DEBT SERVICE, CAPITAL EXPENDITURES AND WORKING CAPITAL REQUIREMENTS.

# THE MAGIC QUADRANT IS COPYRIGHTED FEBRUARY 2002 BY GARTNER, INC. AND IS REUSED WITH PERMISSION. GARTNER'S PERMISSION TO QUOTE ITS MAGIC QUADRANT RESEARCH SHOULD NOT BE DEEMED TO BE AN ENDORSEMENT OF ANY COMPANY OR PRODUCT DEPICTED IN THE QUADRANT. THE MAGIC QUADRANT IS GARTNER'S OPINION AND IS AN ANALYTICAL REPRESENTATION OF A MARKETPLACE AT AND FOR A SPECIFIC TIME PERIOD. IT MEASURES VENDORS AGAINST GARTNER-DEFINED CRITERIA FOR A MARKETPLACE. THE POSITIONING OF VENDORS WITHIN A MAGIC QUADRANT IS BASED ON THE COMPLEX INTERPLAY OF MANY FACTORS. GARTNER DOES NOT ADVISE ENTERPRISES TO SELECT ONLY THOSE FIRMS IN THE LEADERS SEGMENT. IN SOME SITUATIONS, FIRMS IN THE VISIONARY, CHALLENGER, OR NICHE PLAYER SEGMENTS MAY BE THE RIGHT MATCH FOR AN ENTERPRISE'S REQUIREMENTS. WELL-INFORMED VENDOR SELECTION DECISIONS SHOULD RELY ON MORE THAN A MAGIC QUADRANT. GARTNER RESEARCH IS INTENDED TO BE ONE OF MANY INFORMATION SOURCES AND THE READER SHOULD NOT RELY SOLELY ON THE MAGIC QUADRANT FOR DECISION-MAKING. GARTNER EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED OF FITNESS OF THIS RESEARCH FOR A PARTICULAR PURPOSE.

ALL TRADEMARKS, TRADENAMES AND SERVICE MARKS MENTIONED AND/OR USED HEREIN BELONG TO THEIR RESPECTIVE OWNERS.

                                       ###



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                              DIGEX, INCORPORATED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
         UNAUDITED (AMOUNTS THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                      THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                -----------------------------
                                                                    2002            2001
                                                                -------------   -------------
Revenues:
     Revenue                                                    $     40,868    $     51,937
     Revenue from WorldCom                                            10,889           1,115
                                                                -------------   -------------
Total Revenue                                                         51,757          53,052
Costs and expenses:
     Cost of operations                                                4,288           5,156
     Cost of services                                                 25,070          24,545
     Selling, general and administrative                              28,011          34,282
     Provision for doubtful accounts                                   2,173           2,898
     Deferred compensation                                               597           1,072
     Depreciation and amortization (2)                                40,223          29,489
                                                                -------------   -------------
Total costs and expenses                                             100,362          97,442
                                                                -------------   -------------
Loss from operations                                                 (48,605)        (44,390)
Other income (expense):
     Interest expense                                                 (1,992)           (698)
     Interest income and other                                           161             869
                                                                -------------   -------------
Net loss                                                             (50,436)        (44,219)
Accretion of preferred stock discount                                 (1,006)         (1,007)
                                                                -------------   -------------

Net loss available to common stockholders                       $    (51,442)   $    (45,226)
                                                                =============   =============

Net loss per common share - basic and diluted                   $      (0.80)   $      (0.71)
                                                                =============   =============

Shares used in computing basic and diluted net loss per share     64,138,466      63,951,087
                                                                =============   =============

EBITDA (1)                                                      $     (7,785)   $    (13,829)


(1) EBITDA before certain charges consists of earnings (loss) before interest expense, interest and other income, merger-related expenses, foreign exchange gains (losses), income taxes, deferred compensation, depreciation and amortization. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should not to be considered as an alternative to net loss as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA before certain charges presented herein may not be comparable to similarly titled measures used by other companies.

(2) Net loss per common share - basic and diluted Digex adopted the provisions of Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS , effective January 1, 2002, and ceased amortization of amounts assigned to goodwill and acquired workforce. Depreciation and amortization expense excluding the amortization of goodwill and acquired workforce in the first quarter of 2001 was $28,949. Adjusted net loss available to common stockholders was $44,686 (or $0.70 loss per common share) for the first quarter of 2001.


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                                     DIGEX, INCORPORATED
                                 CONSOLIDATED BALANCE SHEETS
                      (AMOUNTS IN THOUSANDS, EXCEPT SHARE INFORMATION)


                                                                   MARCH 31,    DECEMBER 31,
                                                                     2002          2001
                                                                  -----------   -----------
                                                                  (UNAUDITED)
                      ASSETS

Current assets:
     Cash and cash equivalents                                    $   10,884    $    12,096
     Restricted investments                                            3,217          3,197
     Accounts receivable, net of allowance of $4,717 and $4,806
     in 2002 and 2001, respectively                                   20,017         25,159
     Due from WorldCom                                                15,285         15,179
     Deferred costs                                                    6,444          7,302
     Prepaid expenses and other current assets                         5,577          7,579
                                                                  ----------    -----------
          Total current assets                                        61,424         70,512
Property and equipment, net                                          302,881        327,701
Goodwill and intangible assets, net                                   18,773         19,231
Notes receivable from employees                                        7,248          6,825
Other assets                                                           2,543          3,089
                                                                  ----------    -----------
          Total assets                                            $  392,869    $   427,358
                                                                  ==========    ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses                        $   43,554    $    43,491
     Due to WorldCom                                                   7,072          4,475
     Current portion of deferred liabilities                           6,635          7,572
     Current portion of note payable                                      57             56
     Current portion of notes payable to Intermedia                    4,887             --
     Current portion of capital lease obligations                      5,676          5,675
                                                                  ----------    -----------
          Total current liabilities                                   67,881         61,269
Deferred liabilities                                                   3,851          4,257
Notes payable                                                          3,344          3,208
Notes payable to Intermedia                                           98,313         90,000
Capital lease obligations                                             28,662         29,477
                                                                  ----------    -----------
          Total liabilities                                          202,051        188,211
                                                                  ----------    -----------
Commitments and contigencies

Redeemable preferred stock, $.01 par value; 5,000,000 shares authorized; 100,000 shares designated as Series A Convertible;
100,000 Series A Convertible shares issued and outstanding in
2002 and 2001 (aggregate liquidation preference of $100,000)          83,995         81,503

Stockholders' equity:
Class A common stock, $.01 par value; 100,000,000 shares
authorized; 24,788,466 shares issued and outstanding in 2002
and 2001                                                                 248            248

Class B common stock, $.01 par value; 50,000,000 shares
authorized; 39,350,000 shares issued and outstanding in 2002
and 2001                                                                 394            394

Additional capital                                                   544,016        545,020
Accumulated deficit                                                 (434,764)      (384,328)
Deferred compensation                                                 (2,851)        (3,448)
Accumulated other comprehensive loss                                    (220)          (242)
                                                                  ----------    -----------
          Total stockholders' equity                                 106,823        157,644
                                                                  ----------    -----------
          Total liabilities and stockholders' equity              $  392,869    $   427,358
                                                                  ==========    ===========



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